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Filed Pursuant to Rule 424(B)(5)
Registration No. 333-120661

Prospectus Supplement
(To Prospectus dated November 22, 2004)

7,500,000 Shares

Common Stock

 This is an offering of 7,500,000 shares of Blount International, Inc. ("Blount International") common stock. We are selling 382,380 shares and the selling shareholders identified in this prospectus supplement are selling 7,117,620 shares. We intend to use the net proceeds from the sale of the shares by us to repurchase 208,326 shares of our common stock held by Harold E. Layman, one of our directors, and 174,054 shares of our common stock held by Teachers Insurance and Annuity Association of America. We will not receive any of the proceeds from the sale of common stock being offered by the selling shareholders.

 Blount International's common stock is listed on the New York Stock Exchange under the symbol "BLT." The last reported sale of our common stock on the New York Stock Exchange on May 31, 2005 was $17.66 per share.

Investing in the common stock involves risks. See "Risk Factors" incorporated by reference in this prospectus supplement.

	Per Share	Total

Public offering price	$16.30	$122,250,000
Underwriting discounts and commissions	$0.25	$1,875,000
Proceeds to Blount International (before expenses)	$16.05	$6,137,199
Proceeds to the selling shareholders (before expenses)	$16.05	$114,237,801

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

 J.P. Morgan Securities Inc. expects to deliver these shares on or about June 6, 2005.

JPMorgan

May 31, 2005

Prospectus supplement
About this prospectus supplement	S-2
Prospectus summary	S-2
The Offering	S-4
Forward-looking statements	S-5
Price range of common stock and dividend policy	S-6
Use of proceeds	S-7
Selling shareholders	S-8
Certain U.S. federal tax consequences for non-U.S. holders	S-9
Underwriting	S-12
Where you can find more information	S-14
Incorporation of certain documents by reference	S-15
Legal matters	S-16
Experts	S-16
Prospectus
About this prospectus	ii
Prospectus summary	1
Forward-looking statements	2
Trademark notice	3
Use of proceeds	3
Ratio of earnings to fixed charges and earnings to fixed charges plus dividends	4
Description of the debt securities	5
Description of the warrants	8
Description of the warrants offered by us	9
Description of common stock	10
Selling shareholders	12
Plan of distribution	13
Where you can find more information	15
Incorporation of certain documents by reference	16
Validity of the securities and legal matters	18
Experts	18

*
The Risk Factors section is incorporated herein by reference to Amendment No. 3 to our Registration Statement on Form S-1, filed with the SEC on July 30, 2004 and as supplemented by the prospectuses filed with the SEC pursuant to Rule 424(b)(4) on August 5, 2004. You should review that information carefully along with the other information in this prospectus. See "Incorporation of Certain Documents by Reference."

About this prospectus supplement

 The base prospectus and this prospectus supplement are part of a registration statement (the "Registration Statement") utilizing the "shelf" registration provided by the rules of the Securities and Exchange Commission (the "SEC"). The base prospectus provides more general information about securities we may offer from time to time from the Registration Statement, some of which may not apply to this offering. This prospectus supplement describes the specific terms of this offering. Generally, when we refer to this "prospectus," we are referring to the base prospectus and this prospectus supplement combined. The Registration Statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. The Registration Statement can be read at the SEC's web site (www.sec.gov) or at the offices mentioned under the heading "Where You Can Find More Information."

 You should rely only on the information provided in this prospectus, including any information incorporated by reference. For more details on information incorporated herein by reference, you should review the discussion contained under the heading "Incorporation of Certain Documents by Reference." We have not authorized anyone to provide you with different information. We are only offering the securities in states where offers are permitted. You should not assume that the information in this prospectus is accurate at any date other than the date indicated on the cover page of this prospectus supplement.

 Unless the context otherwise requires or unless the prospectus supplement otherwise indicates, "we," "us," "our," and similar terms refer to Blount International, Inc. and its subsidiaries.

Prospectus summary

 This summary may not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision, including the information incorporated by reference in "Risk Factors" and the more detailed financial statements and related notes incorporated by reference in this prospectus.

 Unless otherwise indicated, the industry data that appear in this prospectus are derived from publicly available sources that we believe are reliable but that we have not independently verified. Additionally, unless otherwise indicated, the information in this prospectus assumes that no outstanding options are exercised.

Our company

 We are a leading provider of equipment, accessories and replacement parts to the global forestry industries. We concentrate on manufacturing and marketing branded products in focused end markets, serving professional loggers, construction workers, homeowners, equipment dealers and distributors and original equipment manufacturers. We believe that we are a global leader in chainsaw chain, guide bars and other accessories and a leading provider of timber harvesting equipment and zero-turn riding lawnmowers to the North American markets. Our products are sold under long-standing brand names, including Oregon, ICS, Prentice, Hydro-Ax and Dixon, which are well-recognized in their respective industries. Our operations are comprised of three business segments: Outdoor Products, Industrial and Power

Equipment and Lawnmower. For more detailed information on our business segments, see "Item 1. Business" in our Annual Report on Form 10-K for the year ended December 31, 2004.

Lehman Brothers Merchant Banking Group

 As of March 31, 2005, Lehman Brothers Merchant Banking Partners II, L.P. and its affiliates (collectively, "Lehman Brothers Merchant Banking Partners"), which is controlled by Lehman Brothers Merchant Banking Group, owned 15,036,619 shares of our common stock and 1,000,000 warrants, which are immediately exercisable into 1,000,000 shares of our common stock. As of March 31, 2005, assuming all shares offered in this offering were sold and all outstanding warrants and options were exercised, Lehman Brothers Merchant Banking Partners' fully-diluted ownership interest in us would have been reduced from 32.0% to 17.8%. Lehman Brothers Merchant Banking Group was established in 1986 to achieve significant long-term capital appreciation through investments in private equity and equity linked securities. Today, the team has over 20 dedicated professionals with offices in New York and London. Since 1986, Lehman Brothers Merchant Banking Group has raised and managed seven investment vehicles, with committed capital in excess of $4.5 billion.

The offering

Common Stock offered by us	382,380 shares.
Common Stock offered by the selling shareholders	7,117,620 shares.
Use of proceeds	We estimate that our net proceeds from the sale of the shares by us in this offering will be approximately $6.1 million. We intend to use the net proceeds from the sale of the shares by us to repurchase 208,326 shares of our common stock held by Harold E. Layman, one of our directors, and 174,054 shares of our common stock held by Teachers Insurance and Annuity Association of America. If we are unable to consummate such repurchases we intend to use such net proceeds to repurchase shares from other shareholders. We will not receive any of the net proceeds from the sale of shares by the selling shareholders.
Dividend policy	Our board of directors currently intends to retain future earnings for funding growth, and, therefore, we do not expect to pay any dividends in the foreseeable future.
New York Stock Exchange listing	Blount International's common stock is listed on the New York Stock Exchange under the symbol "BLT".
Risk factors	You should carefully read and consider the information incorporated by reference as "Risk Factors" and all other information set forth in this prospectus before investing in our common stock.

Forward-looking statements

 This prospectus incorporates by reference "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995, which include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements regarding: expectations as to operational improvements; expectations as to cost savings, sales growth and earnings; the time by which certain objectives will be achieved; estimates of costs relating to environmental remediation and restoration; proposed new products and services; expectations that claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or agreements, or other matters will not have a material adverse effect on our consolidated financial position, results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as "may," "will," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar expressions, as well as statements in future tense, identify forward-looking statements.

 Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the present time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Important factors that could cause such differences include, but are not limited to: whether we are fully successful in implementing our financial and operational initiatives; competition, conditions, performance and consolidation in our various industries; legislative and/or regulatory developments; the effects of adverse general economic conditions, both within the United States and globally; any adverse economic or operational repercussions from recent terrorist activities, any government response thereto and any future terrorist activities, war or other armed conflicts; changes in the price of fuel, steel or other basic materials; changes in labor costs; labor stoppages; the outcome of claims and litigation; natural events such as severe weather, floods, earthquakes and abnormally dry or wet weather conditions; and other factors described under "Risk Factors" which are incorporated by reference into this prospectus.

 Forward-looking statements speak only as of the date the statements are made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If we do update one or more forward- looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

Price range of common stock and dividend policy

 Our common stock is traded on the New York Stock Exchange ("NYSE") under the symbol "BLT." The following table sets forth, for the calendar periods indicated, the range of high and low closing prices for our common stock as reported by the NYSE:

	High	Low

Fiscal 2002
January 1, 2002 - March 31, 2002	$3.25	$2.74
April 1, 2002 - June 30, 2002	$4.92	$2.85
July 1, 2002 - September 30, 2002	$4.28	$3.66
October 1, 2002 - December 31, 2002	$3.94	$3.43
Fiscal 2003
January 1, 2003 - March 31, 2003	$6.43	$3.87
April 1, 2003 - June 30, 2003	$7.87	$5.44
July 1, 2003 - September 30, 2003	$5.83	$4.25
October 1, 2003 - December 31, 2003	$7.87	$4.75
Fiscal 2004
January 1, 2004 - March 31, 2004	$10.75	$7.77
April 1, 2004 - June 30, 2004	$12.76	$9.54
July 1, 2004 - September 30, 2004	$13.10	$10.40
October 1, 2004 - December 31, 2004	$18.31	$13.44
Fiscal 2005
January 1, 2005 - March 31, 2005	$18.76	$15.91
April 1, 2005 - May 31, 2005	$17.66	$14.81

 The last reported sale price of our common stock on the NYSE on May 31, 2005 was $17.66 per share.

 Our board of directors currently intends to retain future earnings for funding growth, and, therefore, we do not expect to pay any dividends in the foreseeable future. In addition, our amended and restated credit facilities prohibit us from paying any dividends and the terms of Blount, Inc.'s 8 7/8% Senior Subordinated Notes due 2012, which we guarantee, limit our ability to pay dividends.

Use of proceeds

 We estimate that our net proceeds from the sale of the shares by us in this offering will be approximately $6.1 million. We intend to use the net proceeds from the sale of the shares by us to repurchase 208,326 shares of our common stock held by Harold E. Layman, one of our directors, and 174,054 shares of our common stock held by Teachers Insurance and Annuity Association of America. If we are unable to consummate such repurchases we intend to use such net proceeds to repurchase shares from other shareholders. We will not receive any of the net proceeds from the sale of shares by the selling shareholders.

Selling shareholders

 The following table provides information regarding the beneficial ownership of our common stock by the selling shareholders as of March 31, 2005. Generally, a person "beneficially owns" shares if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

 The following table sets forth, for the selling shareholders to the extent known by us, the amount of our common stock beneficially owned, the number of shares of our common stock offered hereby and the number of shares and percentage of our outstanding common stock to be owned after completion of this offering. The number of shares owned and the percentage ownership figures presented in this table assume that the 1,000,000 warrants held by Lehman Brothers Merchant Banking Partners, which are immediately exercisable into 1,000,000 shares of our common stock, and the 3,966,528 options held by various management employees, which are exercisable into 3,966,528 shares of our common stock, are fully exercised and that we use the net proceeds to us from this offering to repurchase outstanding shares of our common stock as described under "Use of Proceeds". All information contained in the table below is based upon information provided to us by the selling shareholders, and we have not independently verified this information.

				Number of Shares to be Beneficially Owned After the Offering
	Number of Shares Beneficially Owned as of March 31, 2005
			Number of Shares Being Offered Hereby
Name of Selling Shareholder	Number of Shares Owned	Percentage Owned		Shares(a)	Percentage Owned

Lehman Brothers Merchant Banking Partners II, L.P. and its affiliates(a)(b)	16,036,619	32.0%	7,117,620	8,918,999	17.8%

(a)
Immediately prior to this offering, Lehman Brothers Merchant Banking Partners held warrants for 1,000,000 shares of our common stock, which were converted by Lehman Brothers Merchant Banking Partners into shares of our common stock for sale in this offering. This table presents these warrants as though all of the warrants have been converted into shares of our common stock.

(b)
An aggregate of 16,036,619 shares, including those represented by warrants for 1,000,000 shares of our common stock, are held by Lehman Brothers Capital Partners III, Lehman Brothers Capital Partners IV, Lehman Brothers Merchant Banking Partners II, Lehman Brothers Offshore Investment Partners II, LB I Group Inc., Lehman Brothers MBG Partners 1999A, Lehman Brothers MBG Partners 1999B, Lehman Brothers MBG Partners 1999C and LB Blount Investment SPV LLC.

Certain U.S. federal tax consequences for non-U.S. holders

 This discussion describes the material United States Federal income and estate tax consequences of the purchase, ownership and disposition of shares of our common stock by a Non-U.S. holder. When we refer to a Non-U.S. holder, we mean a beneficial owner of our common stock, that for U.S. Federal income tax purposes, is other than:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (including for this purpose any other entity treated as a corporation for U.S. Federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

  •
  an estate the income of which is subject to U.S. Federal income taxation regardless of its source; or

  •
  a trust that is subject to the primary supervision of a U.S. court and to the control of one or more United States persons, or that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

 This discussion does not purport to be a comprehensive description of all aspects of U.S. Federal income taxes and does not address foreign, state and local consequences that could be relevant to Non-U.S. Holders in light of their personal circumstances. Special rules might apply to certain Non-U.S. Holders, such as controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. Federal income tax, and U.S. expatriates. Non-U.S. Holders should consult their own tax advisers to determine the U.S. Federal, state, local and other tax consequences that might be relevant to them.

 If a partnership holds common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding common stock, you should consult your tax adviser.

 This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, and U.S. Treasury regulations, Internal Revenue Service ("IRS") rulings and judicial decisions as of the date of this offering. Those authorities are subject to change, possibly with retroactive effect. Except where noted, this discussion does not address any aspect of U.S. Federal gift or estate tax, or state, local or Non-U.S. tax laws.

 You should consult your own tax adviser regarding the U.S. Federal, state, local and non-U.S. income and other tax consequences of holding and disposing of common stock.

Dividends

 We currently do not intend to pay dividends with respect to our common stock. However, if we were to pay dividends with respect to our common stock, dividends paid to a non-U.S. holder, except as described below, would be subject to withholding of U.S. Federal income tax at a 30% rate or at a lower rate if the holder is eligible for the benefits of an income tax treaty that provides for a lower rate (and you have furnished to us a valid IRS Form W-8BEN or an acceptable substitute form).

 If dividends paid to a non-U.S. holder are "effectively connected" with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that the non-U.S. holder maintains in the United States, we generally are not required to withhold tax from the dividends, provided that the non-U.S. holder has furnished to us a valid IRS Form W-8ECI or an acceptable substitute form. Instead, "effectively connected" dividends are taxed at rates applicable to United States persons. If a non-U.S. holder is a corporation, "effectively connected" dividends that it receives may, under certain circumstances, be subject to an additional "branch profits tax" at a rate of 30% or at a lower rate if the holder is eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on disposition of common stock

 Non-U.S. holders generally will not be subject to U.S. Federal income tax on gain that they recognize on a disposition of our common stock unless:

  •
  the holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met;

  •
  such gain is effectively connected with the holder's conduct of a trade or business within the United States and, if certain tax treaties apply, it is attributable to a U.S. permanent establishment maintained by the holder;

  •
  the holder is subject to the Code provisions applicable to certain U.S. expatriates; or

  •
  we are or have been a "U.S. real property holding corporation" for U.S. Federal income tax purposes and, assuming that our common stock is deemed to be "regularly traded on an established securities market," the holder held, directly or indirectly at any time during the five-year period ending on the date of disposition or such shorter period that such shares were held, more than five percent of our common stock.

 We have not been, are not and do not anticipate becoming, a U.S. real property holding corporation for U.S. Federal income tax purposes.

Federal estate taxes

 If our common stock is held by a non-U.S. holder at the time of death, such stock will be included in the holder's gross estate for U.S. Federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup withholding and information reporting

 Backup withholding and information report requirements will not apply to dividends paid on our common stock to a non-U.S. holder, provided the non-U.S. holder provides a valid IRS Form W-8BEN (or satisfies certain documentary evidence requirements for establishing that such holder is a non-U.S. person) or otherwise establishes an exemption. Information reporting and backup withholding also generally will not apply to a payment of the proceeds of a sale of common stock effected outside the United States by a foreign office of a foreign broker.

 However, a sale of our common stock will be subject to information reporting if it is effected at a foreign office of a broker that is:

  •
  a U.S. person;

  •
  a controlled foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period; or

  •
  a foreign partnership, if at any time during its tax year one or more of its partners are "U.S. persons," as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or such foreign partnership is engaged in the conduct of a U.S. trade or business;

 unless the documentation requirements described above are met or you otherwise establish an exemption and the broker does not have actual knowledge or reason to know that you are a U.S. person. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the holder is a U.S. person.

 A non-U.S. holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed its income tax liability by filing a refund claim with the IRS.

Underwriting

 J.P. Morgan Securities Inc. is the sole underwriter of this offering. Subject to the terms and conditions contained in the underwriting agreement, dated May 31, 2005, we and the selling shareholders identified in this prospectus supplement have agreed to sell to JPMorgan, and JPMorgan has agreed to purchase, an aggregate of 7,500,000 shares of our common stock.

 The underwriting agreement provides that JPMorgan is obligated to purchase all the common shares in the offering if any are purchased. JPMorgan proposes to offer the shares to the public at the offering price shown on the cover page of this prospectus supplement. After the offering, JPMorgan may vary the public offering price and other selling terms.

 The underwriting fee is equal to the public offering price per share of common stock less the amount paid by JPMorgan to us and the selling shareholders per share of common stock. We estimate that the expenses of the offering, not including the underwriting discount, are $150,000 and are payable by the selling shareholders.

 We have agreed that we will not, directly or indirectly: (a) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition at any time in the future of), or file with the Securities and Exchange Commission a registration statement under the Securities Act (other than the filing of any registration statement with the Commission on Form S-8 relating to the offering of securities pursuant to the terms of a plan in effect on the date of the closing of the offering) relating to, any shares of our common stock (including, without limitation, shares of common stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable or exercisable for shares of Blount International's common stock (other than the shares of common stock offered pursuant to this offering and the shares of common stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing as of the closing of the offering or pursuant to options, warrants or rights outstanding as of the closing of the offering), (b) enter into any swap, hedge or other derivatives transaction or arrangement that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of common stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Blount International's common stock or other securities, in cash or otherwise or (c) publicly disclose the intention to enter into any such transaction or arrangement of the type described in (a) or (b) above, in each case without the prior written consent of JPMorgan for a period of 90 days after the date of this prospectus supplement (the "Lock-up Period").

 Lehman Brothers Merchant Banking Partners II L.P., Teachers Insurance and Annuity Association of America and our executive officers and directors also have agreed that during the Lock-up Period they will not, subject to limited exceptions, directly or indirectly: (a) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition at any time in the future of), or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of Blount International's common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by Blount International in accordance with the rules and regulations of the Securities and Exchange Commission and shares of such common stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable or exercisable for shares of Blount International's common stock (other than the shares of common stock offered pursuant to this offering, and dispositions to any trust for the benefit of the transferor and/or the immediate family of the transferor, provided, that any transferee agrees in writing to be bound by the transfer restrictions described in this paragraph), or (b) enter into any swap, hedge or other derivatives transaction or arrangement that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of common stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Blount International's common stock or other securities, in cash or otherwise, in each case without the prior written consent of JPMorgan.

 Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-up Period we issue an earnings release or material news or a material event relating to us occurs or (2) prior to the expiration of the Lock-up Period we announce that we will release earnings results during the 17-day period beginning on the last day of the Lock-up Period, then the Lock-up Period will continue to apply until the expiration of the 17-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

 We and the selling shareholders have to indemnify JPMorgan against certain liabilities, including liabilities under the Securities Act of 1933.

 In connection with this offering, JPMorgan may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by JPMorgan of a greater number of shares of common stock than it is required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If JPMorgan commences these activities, it may discontinue them at any time. JPMorgan may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

 Our common stock is listed on the New York Stock Exchange under the symbol "BLT".

 In the ordinary course of their respective businesses, JPMorgan and its affiliates have engaged, and may in the future engage, in commercial and/or investment banking transactions with us and our affiliates. They have received customary fees and commissions for these transactions. J.P. Morgan Securities Inc. served as a joint book-running lead manager in connection with our offerings of shares of our common stock in August 2004 and December 2004, and as a co-manager in connection with our August 2004 offering of senior subordinated notes. Additionally, an affiliate of JPMorgan is a lender in connection with our amended and restated credit facilities.

Where you can find more information

 We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC file number is 1-6479-1. You can read and copy this information at the following locations of the SEC:

Public Reference Room
450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

 You can also obtain copies of these materials from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is www.sec.gov.

 This prospectus, which forms part of the Registration Statement, does not contain all of the information that is included in the Registration Statement. You will find additional information about our company in the Registration Statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the Registration Statement or otherwise filed with the SEC for a more complete understanding of the document or matter. You may also obtain free electronic copies of our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports by assessing our website, www.blount.com. These reports are contained in the investor relations section under the heading "E.D.G.A.R. Financial Information About Blount."

Incorporation of certain documents by reference

 The SEC allows us to "incorporate by reference" information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we subsequently file will automatically update and supersede information in this prospectus and in our other filings with the SEC.

 We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act other than information to be furnished under Item 9.01 in our Current Reports on Form 8-K, until our offering is completed:

  1.
  Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC on March 8, 2005;

  2.
  Definitive Proxy Statement for 2004 on Schedule 14A filed with the SEC on March 15, 2005;

  3.
  Quarterly Report on Form 10-Q for quarter ended March 31, 2005 filed with the SEC on May 10, 2005;

  4.
  Current Report on Form 8-K dated February 8, 2005;

  5.
  Current Report on Form 8-K dated March 31, 2005;

  6.
  Current Report on Form 8-K dated April 19, 2005; and

  7.
  The information set forth under the headings "Risk Factors" and "Business" contained in Amendment No. 3 to our Registration Statement on Form S-1, filed with the SEC on July 30, 2004 and as supplemented by the prospectuses filed with the SEC pursuant to Rule 424(b)(4) on August 5, 2004.

 You may obtain a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Blount International, Inc.
4909 SE International Way
Portland, Oregon 97222-4679
Tel: (503) 653-8881
Attn: Richard H. Irving, Senior Vice President,
General Counsel and Secretary

 Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

Legal matters

 The validity of the shares of common stock offered hereby will be passed upon by Cravath, Swaine & Moore LLP, New York, New York. The underwriter has been represented by Milbank, Tweed, Hadley & McCloy LLP, New York, New York in connection with this offering.

Experts

 The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

BLOUNT INTERNATIONAL, INC.

$450,000,000

Debt Securities
Preferred Stock
Warrants

1,000,000 Warrants
and
18,000,000 Shares of Common Stock
Offered by the Selling Shareholders

        When we offer securities pursuant to this Registration Statement, we will provide specific terms of the offering in supplements to this prospectus. The securities offered by this prospectus and any prospectus supplement may be offered directly to investors or to or through underwriters, dealers or other agents. If any underwriters or dealers are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

        In addition, the selling shareholders may sell up to 18,000,000 shares of our Common Stock and up to 1,000,000 warrants immediately exercisable into 1,000,000 shares of Common Stock from time to time under this prospectus and any prospectus supplement. Of these securities, Lehman Brothers Merchant Banking Group, one of the selling shareholders, may sell up to 17,570,335 shares of Common Stock, including shares obtained through the exercise of its 1,000,000 warrants, and 1,000,000 of its warrants which are immediately exercisable into 1,000,000 shares of Common Stock in one or more offerings. Assuming all shares offered by this prospectus are sold and all outstanding warrants and options are exercised, Lehman Brothers Merchant Banking Partners' fully-diluted ownership interest in us would be reduced from 54.9% to 19.5%. In the prospectus supplement relating to any sales by the selling shareholders, we will identify the number of shares of our Common Stock and warrants that the selling shareholders will be selling. We will not receive any of the proceeds from the sale of our Common Stock or warrants by the selling shareholders.

        You should read this prospectus, including the risk factors incorporated herein by reference, and any prospectus supplement carefully before you invest.

        Our Common Stock is listed on the New York Stock Exchange under the trading symbol "BLT."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 22, 2004.

*
The Risk Factors section is incorporated herein by reference to Amendment No. 3 to our Registration Statement on Form S-1, filed with the SEC on July 30, 2004. You should review that information carefully along with the other information in this prospectus. See "Incorporation of Certain Documents by Reference."

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a Registration Statement (the "Registration Statement") utilizing the "shelf" registration process that we filed with the Securities and Exchange Commission (the "SEC"), which registers the distribution of the securities offered under this prospectus. The Registration Statement, including the attached exhibits and schedules, contains additional relevant information about our company and the securities. The Registration Statement can be read at the SEC's web site (www.sec.gov) or at the offices mentioned under the heading "Where You Can Find More Information."

        Under this Registration Statement, we may offer, as described in this prospectus and any prospectus supplement(s), from time to time up to $450,000,000 of Common Stock, debt securities, including debt securities convertible into Common Stock, preferred stock and warrants; the selling shareholders may, from time to time, sell up to 18,000,000 shares of Common Stock, including shares obtained through the exercise of warrants, and up to 1,000,000 warrants immediately exercisable into 1,000,000 shares of Common Stock in one or more offerings. Of these securities, Lehman Brothers Merchant Banking Group, one of the selling shareholders, may sell up to 17,570,335 shares of Common Stock, including shares obtained through the exercise of its 1,000,000 warrants, and up to 1,000,000 warrants which are immediately exercisable into 1,000,000 shares of Common Stock in one or more offerings. Assuming all shares offered under this prospectus are sold and all outstanding warrants and options are exercised, Lehman Brothers Merchant Banking Partners' fully-diluted ownership interest in us would be reduced from 54.9% to 19.5%.

        This prospectus provides you with a general description of the securities we and the selling shareholders may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described in this prospectus under the heading "Where You Can Find More Information."

        You should rely only on the information provided in this prospectus and in any prospectus supplement, including any information incorporated by reference. For more details on information incorporated herein by reference, you should review the discussion contained under the heading "Incorporation of Certain Documents by Reference." We have not authorized anyone to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering the securities in states where offers are permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate at any date other than the date indicated on the cover page of these documents.

        Unless the context otherwise requires or unless the prospectus supplement otherwise indicates, "we," "us," "our," and similar terms refer to Blount International, Inc. and its subsidiaries.

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell or buy only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

ii

PROSPECTUS SUMMARY

        Unless otherwise indicated, the industry data that appear in this prospectus are derived from publicly available sources that we believe are reliable but that we have not independently verified.

        This summary may not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision, including the information presented under the heading "Risk Factors" and the more detailed information in the financial statements and related notes incorporated by reference this prospectus.

Our Company

        We are a leading provider of equipment, accessories and replacement parts to the global forestry and construction industries. We concentrate on manufacturing and marketing branded products in focused end markets, serving professional loggers, construction workers, homeowners, equipment dealers and distributors and original equipment manufacturers ("OEMs"). We believe that we are a global leader in chainsaw chain, guide bars and other accessories and a leading provider of timber harvesting equipment and zero-turn riding lawnmowers to the North American markets. Our products are sold under long-standing brand names, including Oregon, ICS, Prentice, Hydro-Ax, TimberKing, Fabtek and Dixon, which are well-recognized in their respective industries. Approximately 40% of our sales in 2003 were generated outside of the United States, in over 100 countries around the world.

Outdoor Products

        Our Outdoor Products segment is comprised of the Oregon Cutting Systems Division, Frederick Manufacturing Corporation, Windsor Forestry Tools LLC and ICS. Oregon produces a broad range of cutting chain, chainsaw guide bars, cutting chain drive sprockets and maintenance tools used primarily in portable gasoline and electric chainsaws and mechanical timber harvesting equipment. Frederick manufactures lawnmower blades which it distributes with lawnmower related replacement parts and certain other outdoor care products produced by third party manufacturers. Windsor produces cutting chains and sprockets for chainsaws, as well as mechanical timber harvesting equipment support products, which it distributes along with guide bars produced by Oregon's Canadian facility. ICS manufactures diamond-studded chain with specialized concrete cutting equipment for construction markets around the globe.

Industrial and Power Equipment

        Our Industrial and Power Equipment ("IPEG") segment is comprised of the Forestry and Industrial Equipment Division ("FIED"), Fabtek Corporation and Gear Products, Inc. FIED manufactures a wide variety of timber harvesting equipment, including loaders and crawler feller bunchers under the Prentice brand name, feller bunchers under the Hydro-Ax brand name and delimbers, slashers and skidders under the CTR brand name. Fabtek Corporation manufactures cut-to-length timber harvesting equipment, including forwarders, harvesters and harvester heads. Gear Products, Inc. manufactures bearings, winch drives and swing drives used to provide hydraulic power transmission in heavy equipment used in the utility, timber harvesting and industrial markets.

Lawnmower

        Our Lawnmower segment is comprised of Dixon Industries, Inc., which manufactures zero-turning-radius (ZTR) lawnmowers and related attachments. Dixon sells its products through distribution channels comprised of full-service dealers, North American distributors and export distributors.

Lehman Brothers Merchant Banking Group

        As of September 30, 2004, Lehman Brothers Merchant Banking Partners II, L.P. ("Lehman Brothers Merchant Banking Partners"), which is controlled by Lehman Brothers Merchant Banking Group, and its affiliates owned 26,262,111 shares of Common Stock and 1,000,000 warrants, which are immediately exercisable into 1,000,000 shares of Common Stock. Assuming all shares offered under this prospectus are sold and all outstanding warrants and options are exercised, Lehman Brothers Merchant Banking Partners' fully-diluted ownership interest in us would be reduced from 54.9% to 19.5%. Lehman Brothers Merchant Banking Group was established in 1986 to achieve significant long-term capital appreciation through investments in private equity and equity linked securities. Today, the team has over 20 dedicated professionals with offices in New York and London. Since 1986, Lehman Brothers Merchant Banking Group has raised and managed six investment vehicles, with committed capital in excess of $3.6 billion.

FORWARD-LOOKING STATEMENTS

        This prospectus contains "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995, which include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements regarding: expectations as to operational improvements; expectations as to cost savings, sales growth and earnings; the time by which certain objectives will be achieved; estimates of costs relating to environmental remediation and restoration; proposed new products and services; expectations that claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or agreements, or other matters will not have a material adverse effect on our consolidated financial position, results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as "may," "will," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar expressions, as well as statements in future tense, identify forward-looking statements.

        Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Important factors that could cause such differences include, but are not limited to: whether we are fully successful in implementing our financial and operational initiatives; competition, conditions, performance and consolidation in our various industries; legislative and/or regulatory developments; the effects of adverse general economic conditions, both within the United States and globally; any adverse economic or operational repercussions from recent terrorist activities, any government response thereto and any future terrorist activities, war or other armed conflicts; changes in the price of fuel, steel or other basic materials; changes in labor costs; labor stoppages; the outcome of claims and litigation; natural events such as severe weather, floods, earthquakes and abnormally dry or wet weather conditions; and other factors described under "Risk Factors."

        Forward-looking statements speak only as of the date the statements are made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

TRADEMARK NOTICE

        Oregon, ICS, Hydro-Ax, Prentice, Frederick, Dixon, Fabtek, IZT, EZT, RAM, ZTR and CTR are registered or pending trademarks of Blount, Inc. and its subsidiaries. TimberKing is a registered trademark of Caterpillar Inc. and is used by Blount, Inc. under the authority of a trademark licensing agreement.

USE OF PROCEEDS

        Unless we state differently in a prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by us pursuant to this prospectus and the accompanying prospectus supplement(s) for general corporate purposes.

        With respect to any selling shareholder sales, the selling shareholders will receive all of the proceeds from the sale of Common Stock or warrants pursuant to this prospectus. We will not receive any of the proceeds from sales by the selling shareholders of such Common Stock or warrants.

RATIO OF EARNINGS TO FIXED CHARGES AND
EARNINGS TO FIXED CHARGES PLUS DIVIDENDS

        The following table contains our consolidated ratios of earnings to fixed charges and earnings to fixed charges plus dividends for the periods indicated.

	Year Ended December 31,
	2003	2002	2001	2000	1999
Ratio of earnings to fixed charges	1.21	—	—	—	—
Deficiency of earnings to fixed charges (in millions)(1)	—	$(9.3)	$(58.9)	$(19.8)	$(63.0)
Ratio of earnings to fixed charges plus dividends	1.21	—	—	—	—

        There were no dividends paid or accrued during the periods presented above.

(1)
During these periods, earnings were inadequate to cover fixed charges.

DESCRIPTION OF THE DEBT SECURITIES

        As specified in the prospectus supplement, the debt securities will be issued by either Blount, Inc. or us, the "issuer", as the case may be. The debt securities will be direct obligations of the issuer, which may be secured or unsecured, and which may be senior, senior subordinated or subordinated indebtedness. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured, senior or subordinated basis, jointly and severally by the guarantors, if any. The debt securities will be issued under one or more indentures or indenture supplements between the issuer, the guarantors, if any, and a trustee. Any indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to any indentures and the debt securities to be issued under the indenture(s) or supplemental indenture(s) are summaries of certain anticipated provisions of the indentures or supplemental indentures and are not complete. The issuer will file a copy of the indentures or supplemental indentures with the SEC at or before the time of the offering of the applicable series of debt securities. You should refer to those indenture(s) or supplemental indenture(s) for the complete terms of the debt securities.

General

        The issuer may issue debt securities that rank "senior," "senior subordinated" or "subordinated." The debt securities referred to as "senior securities" will be direct obligations of the issuer and will rank equally and ratably in right of payment with other indebtedness of the issuer that is not subordinated. The issuer may issue debt securities that will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with any other senior subordinated notes and any other senior subordinated indebtedness. We refer to these as "senior subordinated securities." The issuer may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be "subordinated securities."

        The issuer may issue the debt securities without limit as to aggregate principal amount, in one or more series, in each case as the issuer establish in one or more supplemental indenture(s). The issuer need not issue all debt securities of one series at the same time. Unless we otherwise provide, the issuer may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

        We anticipate that any indenture will provide that the issuer may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and the issuer may appoint a successor trustee to act with respect to that series.

        The applicable prospectus supplement will describe the specific terms relating to the series of debt securities the issuer will offer, including, where applicable, the following:

  •
  the title and series designation and whether they are senior securities, senior subordinated securities or subordinated securities;

  •
  the ranking of the debt securities;

  •
  the aggregate principal amount of the securities;

  •
  the percentage of the principal amount at which the issuer will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

  •
  if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

  •
  the stated maturity date;

  •
  any fixed, variable or pay-in-kind interest rate or rates per annum;

  •
  the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for payment;

  •
  any rights affecting the transfer, exchange or conversion;

  •
  the dates from which interest may accrue and any interest payment dates;

  •
  any sinking fund requirements;

  •
  any provisions for redemption, including the redemption price and any remarketing arrangements;

  •
  whether the securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

  •
  the events of default and covenants of such securities, to the extent different from or in addition to those described in this prospectus;

  •
  whether the issuer will issue the debt securities in certificated or book-entry form;

  •
  whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

  •
  whether the issuer will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

  •
  the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

  •
  whether the issuer will pay additional amounts on the securities in respect of any tax, assessment or governmental charge and, if so, whether the issuer will have the option to redeem the debt securities instead of making this payment;

  •
  the subordination provisions, if any, relating to the debt securities;

  •
  the provisions relating to any security provided for the debt securities;

  •
  the provisions relating to any guarantee of the debt securities;

  •
  the provision of annual and/or quarterly financial information to the holders of the debt securities;

  •
  the definition of the term "event of default";

  •
  the remedies for holders of debt securities upon the occurrence of an "event of default";

  •
  the right to make any changes to the indentures or the terms of the debt securities by the issuer and what approval, if any, will be required from the holders of the debt securities;

  •
  the provisions for voting on any changes to the indentures or the terms of the debt securities;

  •
  the requirements for the issuer to discharge, defease or covenant defease the debt securities; and

  •
  certain restrictive covenants, which may, among other things, limit the ability of us and the guarantors, if any, to: (i) grant liens on the assets, (ii) consolidate, merge or transfer property,

    (iii) make certain types of payments, including dividends, (iv) incur or guarantee additional debt, (v) sell assets or (vi) engage in certain lines of business.

        The issuer may issue debt securities at less than the principal amount payable upon maturity. We refer to these securities as "original issue discount securities." If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.

        Except as may be set forth in any prospectus supplement relating to the debt securities, an indenture will not contain any other provisions that would limit the issuer's ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the securities being offered.

Denominations, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement, the issuer will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

        Unless otherwise specified in the applicable prospectus supplement, the issuer will pay the interest, principal and any premium at the corporate trust office of the trustee. At the issuer's option, however, the issuer may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

        If the issuer does not punctually pay or duly provide for interest on any interest payment date, the defaulted interest will be paid either:

  •
  to the person in whose name the debt security is registered at the close of business on a special record date the applicable trustee will fix; or

  •
  in any other lawful manner, all as the applicable indenture describes.

        You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as the issuer's agent for registering debt securities in the names of holders and transferring debt securities. The issuer may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the "registrar." It will also perform transfers.

        You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The security registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Global Securities

        If so set forth in the applicable prospectus supplement, the issuer may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depository identified in the prospectus supplement. The issuer may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to any series of debt securities will be described in the prospectus supplement.

DESCRIPTION OF THE WARRANTS

        Under this prospectus, we are registering 1,000,000 warrants which are immediately exercisable into 1,000,000 shares of Common Stock held by Lehman Brother Merchant Banking Partners and such indeterminate number of warrants which may be sold by us. The following descriptions explain the terms of the 1,000,000 warrants previously issued and currently held by Lehman Brothers Merchant Banking Partners, as well as the warrants which we may issue under this prospectus or a prospectus supplement.

Description Of The Warrants Offered By Lehman Brothers
Merchant Banking Partners

        The following discussion summarizes the material provisions of the warrants held by Lehman Brothers Merchant Banking Partners and offered under this prospectus. This description does not purport to be complete and is subject to, and qualified by reference to, all of the provisions of the agreements governing the warrants, which we urge you to read carefully because those documents, and not this description, define your rights as a holder of warrants.

        On March 2, 2001, 1,000,000 warrants (the "Lehman Warrants") were issued to Lehman Brothers Merchant Banking Partners consisting of the right to purchase 1,000,000 shares of our Common Stock, immediately exercisable at $0.01 per share by Lehman Brothers Merchant Banking Partners and expiring on March 2, 2013.

Merger or Consolidation

        In the event that we consolidate or merge with or into, or transfer or lease all or substantially all our assets to another entity, the Lehman Warrants will immediately become exercisable, for the kind and amount of shares of Common Stock that the holder of the Lehman Warrants would have received immediately prior to such consolidation, merger, lease, sale or conveyance.

Anti-Dilution

        The number of shares of Common Stock issuable upon the exercise of each Lehman Warrant will be adjusted if we: (i) pay a dividend or make a distribution on our Common Stock; (ii) subdivide our outstanding shares of Common Stock into a greater number of shares; (iii) combine our outstanding shares of Common Stock into a smaller number of shares; (iv) make a distribution on our Common Stock in shares in another entity or corporation owned by us; or (v) issue any shares or ownership interests in another entity or corporation owned by us by reclassification of our Common Stock. If any of these should occur, then the number of shares of Common Stock into which the Lehman Warrants may be exercised immediately prior to such action shall be adjusted. Any Lehman Warrant thereafter exercised will be exercised for the same percentage of the outstanding shares of Common Stock for which it could have been exercised if such Lehman Warrant had been exercised immediately prior to such action.

        This adjustment will become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

        The Lehman Warrants are governed and construed in accordance with the laws of the state of Delaware without giving effect to conflict of laws principles.

Description Of The Warrants Offered By Us

        The following description of the terms of the warrants offered by us sets forth certain general terms and provisions of the warrants offered by us to which any prospectus supplement may relate. We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or Common Stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

        The prospectus supplement relating to a particular issue of warrants will describe the terms of such warrants, including the following:

  •
  the title of such warrants;

  •
  the offering price for such warrants, if any;

  •
  the aggregate number of such warrants;

  •
  the designation and terms of the securities purchasable upon exercise of such warrants;

  •
  if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

  •
  if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;

  •
  the principal amount of securities purchasable upon exercise of a warrant and the price at which such principal amount of securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

  •
  whether the warrants represented by the warrant certificates or securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

  •
  information with respect to book-entry procedures, if any;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material United States federal income tax considerations;

  •
  the antidilution or adjustment provisions of such warrants, if any;

  •
  the redemption or call provisions, if any, applicable to such warrants; and

  •
  any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF COMMON STOCK

        The following summarizes the material terms and provisions of the Common Stock offered hereby. For the complete terms of Blount International's Common Stock, please refer to Blount International's Restated Certificate of Incorporation, which was filed as an exhibit to the annual proxy statement filed with the Securities and Exchange Commission on March 16, 2001 and Blount International's Bylaws, which were filed as an exhibit to the registration statement on Form S-4 filed with the Securities and Exchange Commission on July 15, 1999. The General Corporation Law of Delaware may also effect the terms of Blount International's Common Stock.

General

        Blount International's Restated Certificate of Incorporation authorizes to issue up to 100,000,000 shares of Common Stock par value $.01 per share. On September 30, 2004, there were 44,779,116 shares of Common Stock issued and outstanding. In addition, 3,848,014 shares of stock were issuable upon exercise of options outstanding, and 1,000,000 shares of Common Stock were issuable upon exercise of warrants outstanding.

Voting Rights

        Each holder of common stock is entitled to attend all special and annual meetings of the stockholders and to vote upon any matter, including, without limitation, the election of directors. Holders of Common Stock are entitled to one vote per share.

Liquidation Rights

        Upon the liquidation, dissolution or winding up (whether voluntary or involuntary) of the Corporation, holders of Common Stock will be entitled to share ratably in the assets of the Corporation remaining after all debts and liabilities have been paid, and the Corporation has paid, or set aside for payment, full preferential amounts to which holders of preferred stock are entitled, if preferred stock of the Corporation is issued and outstanding.

Preferred Stock

        We have the authority to issue series of preferred stock up to a maximum of 200,000 shares of preferred stock. We may set the following terms of a series of preferred stock before issuance:

  •
  the designation of the series;

  •
  the number of shares to comprise the series;

  •
  any voting rights; and

  •
  any preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof, of the shares of such series.

        The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

        If we offer shares of a new series of preferred stock, the prospectus supplement will specify the designation and number of that series, and the voting rights and all other rights, preferences and terms of that series, including any dividend, redemption, exchange or liquidation rights or provisions. If we issue additional shares of preferred stock they will be fully paid and non-assessable.

        We have no shares of preferred stock currently outstanding.

Dividends

        If the board of directors declares and pays dividends on Common Stock, all holders of Common Stock will be paid the same amount of dividends per share. Blount International has not paid dividends since 1999 on its Common Stock. Our amended and restated credit facilities prohibit us from paying any dividends. Additionally, the terms of our 8% Senior Subordinated Notes due 2012 limit our ability to pay dividends.

Other Rights and Restrictions

        The holders of Common Stock have no preemptive or subscription rights to purchase additional securities issued by us, nor any rights to convert their Common Stock into other securities of the Blount International or to have their shares redeemed by Blount International. Blount International's Restated Certificate of Incorporation and Bylaws do not restrict the ability of a holder of Common Stock to transfer his or her shares of Common Stock. When Blount International issues share of Common Stock under this prospectus, the shares will be fully paid and non-assessable.

Listing

        Blount International's Common Stock is listed on the New York Stock Exchange under the symbol "BLT."

Limitations of Director Liability

        Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. Although Delaware law does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Blount International's Restated Certificate of Incorporation limits the liability of directors to the Corporation and its stockholders to the full extent permitted by Delaware law. Specifically, directors are not personally liable for monetary damages to the Corporation or its stockholders for breach of the director's fiduciary duty as a director, except for liability for:

  •
  any breach of the director's duty of loyalty to the Corporation or its shareholders;

  •
  acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law;

  •
  unlawful payments of dividends or unlawful stock repurchases or redemptions; and

  •
  any transaction from which the director derived an improper personal benefit.

Indemnification

        To the maximum extent permitted by law, Blount International's Restated Certificate of Incorporation provides for mandatory indemnification of directors and officers against any expense, liability or loss to which they may become subject, or which they may incur as a result of being or having been a director or officer. In addition, Blount International must advance or reimburse directors and officers for expenses, including attorney's fees, they incur in connection with indemnifiable claims. Blount International also maintains directors' and officers' liability insurance.

Transfer Agent and Registrar

        The Transfer Agent and Registrar for the Common Stock is EquiServe Trust Company, N.A.

SELLING SHAREHOLDERS

        The shareholders named below may from time to time offer and sell pursuant to this prospectus and the applicable prospectus supplement up to an aggregate of 18,000,000 shares of Common Stock, including shares obtained through the exercise of warrants, and up to 1,000,000, which are warrants immediately exercisable into 1,000,000 shares of Common Stock. The following table provides information regarding the beneficial ownership of our Common Stock by the selling shareholders, as of September 30, 2004. Generally, a person "beneficially owns" shares if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

        The following table sets forth, for the selling shareholders to the extent known by us, the amount of our Common Stock beneficially owned, the number of shares of Common Stock offered hereby and the number of shares and percentage of outstanding Common Stock to be owned after completion of this offering. This table is presented assuming the 1,000,000 warrants, which are immediately exercisable into 1,000,000 shares of Common Stock, and the 3,848,014 options, which are exercisable into 3,848,014 shares of Common Stock, are fully exercised. This table may be expanded or supplemented in prospectus supplements as new information becomes available to us. All information contained in the table below is based upon information provided to us by the selling shareholders, and we have not independently verified this information. Because the selling shareholders may sell all or a portion of Common Stock offered pursuant to this prospectus, we are not able to estimate the amount of shares that will be held by the selling shareholders after the completion of this offering.

				Number of Shares to be Beneficially Owned After the Sale of the Maximum Number of Shares
	As of September 30, 2004
Name of Selling Shareholder	Number of Shares(a)		Maximum Number of Shares to be Sold
		Percentage		Shares(a)	Percent
Lehman Brothers Merchant Banking Partners II, L.P. and its affiliates(b)	27,262,111	54.9%	17,570,335	9,691,776	19.5%
Teachers Insurance and Annuity Association of America	666,667	1.3%	429,665	237,002	0.5%

(a)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares.

(b)
LB Blount Investment SPV LLC ("LB Blount"), an affiliate of Lehman Brothers Merchant Banking Partners, holds warrants for 1,000,000 shares of Common Stock, which are immediately convertible at LB Blount's election to Common Stock and are separately registered under this prospectus. This table presents these warrants as though all of the warrants had been converted into shares of Common Stock.

PLAN OF DISTRIBUTION

        We and the selling shareholders may sell the securities offered by this prospectus and applicable prospectus supplements:

  •
  through underwriters or dealers;

  •
  through agents;

  •
  directly to purchasers; or

  •
  through a combination of any such methods of sale.

        If underwriters are used to sell securities, we will enter into an underwriting agreement or similar agreement with them at the time of the sale to them. In that connection, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

        The applicable prospectus supplement relating to the securities will set forth:

  •
  the offering terms, including the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the securities and the proceeds to us, if any, from such sale;

  •
  any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers;

  •
  in the case of debt securities, the interest rate, maturity and redemption provisions;

  •
  in the case of convertible debt securities, the conversion rate and other terms, conditions and features; and

  •
  any securities exchanges on which the securities may be listed.

        If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions in accordance with the rules of the New York Stock Exchange:

  •
  at a fixed price or prices that may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

        Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

        Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

        Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

        Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise. These activities will be described in more detail in the sections entitled "Plan of Distribution" or "Underwriting" in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC file number is 1-6479-1. You can read and copy this information at the following locations of the SEC:

Public Reference Room
450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

        You can also obtain copies of these materials from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is www.sec.gov.

        This prospectus, which forms part of the Registration Statement, does not contain all of the information that is included in the Registration Statement. You will find additional information about our company in the Registration Statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the Registration Statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we subsequently file will automatically update and supersede information in this prospectus and in our other filings with the SEC.

        We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act other than information to be furnished under Item 9.01 in our Current Reports on Form 8-K, until our offering is completed:

  1.
  Annual Report on Form 10-K for the year ended December 31, 2003, filed with the SEC on March 10, 2004;

  2.
  Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2003, filed with the SEC on November 19, 2004;

  3.
  Definitive Proxy Statement for 2003 on Schedule 14A filed with the SEC on March 22, 2004;

  4.
  Quarterly Report on Form 10-Q for quarter ended March 31, 2004, filed with the SEC on May 12, 2004;

  5.
  Amendment No. 1 to Quarterly Report on Form 10-Q for quarter ended March 31, 2004, filed with the SEC on July 13, 2004;

  6.
  Amendment No. 2 to Quarterly Report on Form 10-Q for quarter ended March 31, 2004, filed with the SEC on August 2, 2004;

  7.
  Amendment No. 3 to Quarterly Report on Form 10-Q for quarter ended March 31, 2004, filed with the SEC on November 19, 2004;

  8.
  Quarterly Report on Form 10-Q for quarter ended June 30, 2004, filed with the SEC on August 13, 2004;

  9.
  Amendment No. 1 to Quarterly Report on Form 10-Q for quarter ended June 30, 2004 filed with the SEC on November 19, 2004;

  10.
  Quarterly Report on Form 10-Q for quarter ended September 30, 2004, filed with the SEC on November 12, 2004;

  11.
  Current Report on Form 8-K dated March 22, 2004;

  12.
  Current Report on Form 8-K dated May 6, 2004;

  13.
  Current Report on Form 8-K dated July 20, 2004;

  14.
  Current Report on Form 8-K dated August 12, 2004;

  15.
  Current Report on Form 8-K dated November 2, 2004;

  16.
  Current Report on Form 8-K dated November 12, 2004; and

  17.
  The information set forth under the heading "Risk Factors" contained in Amendment No. 3 to our Registration Statement on Form S-1, filed with the SEC on July 30, 2004.

        You may obtain a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Blount International, Inc.
4909 SE International Way
Portland, Oregon 97222-4679
Tel: (503) 653-8881
Attn: Richard H. Irving, Senior Vice President,
General Counsel and Secretary

        Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

VALIDITY OF THE SECURITIES AND LEGAL MATTERS

        The validity of the securities to be offered pursuant to this Registration Statement will be passed upon by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

        The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

7,500,000  Shares

Common Stock

PROSPECTUS SUPPLEMENT
MAY 31, 2005

JPMorgan

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus. We are offering to sell, and seeking offers to buy, common shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement and the accompanying prospectus, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale or our common shares.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common shares or possession or distribution of this prospectus supplement and the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement and the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

QuickLinks

About this prospectus supplement
Prospectus summary
The offering
Forward-looking statements
Price range of common stock and dividend policy
Use of proceeds
Selling shareholders
Certain U.S. federal tax consequences for non-U.S. holders
Underwriting
Where you can find more information
Incorporation of certain documents by reference
Legal matters
Experts

ABOUT THIS PROSPECTUS
PROSPECTUS SUMMARY
FORWARD-LOOKING STATEMENTS
TRADEMARK NOTICE
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO FIXED CHARGES PLUS DIVIDENDS
DESCRIPTION OF THE DEBT SECURITIES
DESCRIPTION OF THE WARRANTS
Description Of The Warrants Offered By Lehman Brothers Merchant Banking Partners
Description Of The Warrants Offered By Us
DESCRIPTION OF COMMON STOCK
SELLING SHAREHOLDERS
PLAN OF DISTRIBUTION
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
VALIDITY OF THE SECURITIES AND LEGAL MATTERS
EXPERTS